Execution Version

AIREON LLC

SUBSCRIPTION AGREEMENT

FOR INTERESTS

(Preferred Interests)

AIREON LLC

SUBSCRIPTION AGREEMENT

FOR

INTERESTS

(Preferred Interests)

THE OFFERING OF SECURITIES DESCRIBED HEREIN HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION.  THIS OFFERING IS MADE PURSUANT TO RULE 506 OF REGULATION D UNDER SECTION 4(2) OF SAID ACT, WHICH EXEMPTS FROM SUCH REGISTRATION TRANSACTIONS NOT INVOLVING A PUBLIC OFFERING.  FOR THIS REASON, THESE SECURITIES WILL BE SOLD ONLY TO INVESTORS WHO MEET CERTAIN MINIMUM SUITABILITY QUALIFICATIONS DESCRIBED HEREIN.

A SUBSCRIBER SHOULD BE PREPARED TO BEAR THE ECONOMIC RISK OF AN INVESTMENT IN THE COMPANY FOR AN INDEFINITE PERIOD OF TIME BECAUSE THE INTERESTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR THE LAWS OF ANY OTHER JURISDICTION, AND, THEREFORE, CANNOT BE SOLD UNLESS THEY ARE SUBSEQUENTLY REGISTERED OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.  THERE IS NO OBLIGATION OF THE ISSUER TO REGISTER THE INTERESTS UNDER THE SECURITIES ACT OR THE LAWS OF ANY OTHER JURISDICTION.  TRANSFER OF THE INTERESTS IS ALSO RESTRICTED BY THE TERMS OF THE SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT RELATING THERETO.

NO ACTION HAS BEEN OR WILL BE TAKEN IN ANY JURISDICTION OUTSIDE THE UNITED STATES OF AMERICA THAT WOULD PERMIT AN OFFERING OF THE INTERESTS, OR POSSESSION OR DISTRIBUTION OF OFFERING MATERIALS IN CONNECTION WITH THE ISSUANCE OF THESE INTERESTS, IN ANY COUNTRY OR JURISDICTION WHERE ACTION FOR THAT PURPOSE IS REQUIRED. IT IS THE RESPONSIBILITY OF ANY PERSON WISHING TO PURCHASE ANY OF THESE INTERESTS TO SATISFY HIMSELF, HERSELF OR ITSELF AS TO FULL OBSERVANCE OF THE LAWS OR REGULATIONS OF ANY RELEVANT TERRITORY OUTSIDE THE UNITED STATES OF AMERICA IN CONNECTION WITH ANY SUCH PURCHASE, INCLUDING OBTAINING ANY REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER APPLICABLE FORMALITIES.

AIREON LLC IS NOT A UCITS FUND. IT HAS NOT BEEN NOR WILL IT BE REGISTERED WITH THE BANK OF ITALY AND THE Commissione Nazionale per le Società e la Borsa (CONSOB). ITALIAN AUTHORITIES FOR REGISTRATION. THE INTERESTS ARE OFFERED UPON THE EXPRESS REQUEST OF THE INVESTOR, WHO HAS DIRECTLY CONTACTED AIREON LLC OR ITS MEMBERS ON THE INVESTOR’S OWN INITIATIVE. NO ACTIVE MARKETING OF AIREON LLC HAS BEEN NOR WILL IT BE MADE IN ITALY AND THIS SUBSCRIPTION AGREEMENT HAS BEEN SENT TO THE INVESTOR AT THE INVESTOR’S REQUEST. THE INVESTOR ACKNOWLEDGES THE ABOVE AND HEREBY AGREES NOT TO TRANSFER ANY INTERESTS, NOR TO CIRCULATE THIS SUBSCRIPTION AGREEMENT TO OTHER ITALIAN INVESTORS UNLESS EXPRESSLY PERMITTED BY APPLICABLE LAW. THIS SUBSCRIPTION AGREEMENT AND OTHER OFFERING MATERIALS RELATING TO THE OFFER OF INTERESTS ARE STRICTLY CONFIDENTIAL AND MAY NOT BE DISTRIBUTED TO ANY PERSON OR ENTITY OTHER THAN THE RECIPIENTS HEREOF.

2.

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”), dated as of December 20, 2013, is entered into by and among AIREON LLC, a Delaware limited liability company (the “Company”), and Enav S.p.A., a company formed under the laws of the Italian Republic (the “Investor”), in connection with the Investor’s purchase of Preferred Interests in the Company (“Interests”) and admission as a Member of the Company pursuant to the terms of this Agreement and the Company’s Second Amended and Restated Limited Liability Company Agreement, in substantially the form set forth as Exhibit A attached hereto (the “Operating Agreement”), which shall be entered into on or before February 14, 2014 and shall amend and restate that certain Amended and Restated Limited Liability Company Agreement, dated as of November 19, 2012, as amended by Amendment No. 1 dated as of June 27, 2013 (as so amended, the “Original Operating Agreement”), by and among NAV CANADA Satellite, Inc., a wholly owned subsidiary of NAV CANADA ("NAV CANADA US Subsidiary"), NAV CANADA, Iridium Satellite LLC (“Iridium”), and the Company. Capitalized terms used but not defined herein shall have the meanings given them in the Operating Agreement.

The Investor hereby subscribes for Interests in the Company, and the Company and the Investor hereby agree as follows:

1.          Subscription.

(a)          First Additional Investors Tranche Financing.

Subject to the terms and conditions hereof, on or before February 14, 2014, the Company hereby agrees to issue and sell to the Investor, and the Investor hereby subscribes for and agrees to purchase the amount of Preferred Interests convertible into the amount of the Fully Diluted Company Interests set forth opposite the heading “First Tranche Capital Contribution” set forth on Exhibit B attached hereto (the “First Tranche”) for the aggregate purchase price that corresponds to such First Tranche Capital Contribution amount set forth on Exhibit B attached hereto (the “Initial Purchase Price”).

(b)          Second Additional Investors Tranche Financing.

(i)          Subject to the terms and conditions hereof and the terms and conditions of the Operating Agreement, including Section 3.6.5.1 thereof, upon the satisfaction (or waiver by the Investor) of all of the conditions set forth in Section 3.6.5.1 of the Operating Agreement, the Company hereby agrees to issue and sell to the Investor, and the Investor hereby subscribes for and agrees to purchase the amount of Preferred Interests convertible into the amount of the Fully Diluted Company Interests set forth opposite the heading “Second Tranche Capital Contribution” set forth on Exhibit B attached hereto for the aggregate purchase price that corresponds to such Second Tranche Capital Contribution amount set forth on Exhibit B attached hereto.

1.

(c)          Third Additional Investors Tranche Financing.

(i)          Subject to the terms and conditions hereof and the terms and conditions of the Operating Agreement, including Section 3.6.5.2 thereof, upon the satisfaction (or waiver by the Investor) of all of the conditions set forth in Section 3.6.5.2 of the Operating Agreement, the Company hereby agrees to issue and sell to the Investor, and the Investor hereby subscribes for and agrees to purchase the amount of Preferred Interests convertible into the amount of the Fully Diluted Company Interests set forth opposite the heading “Third Tranche Capital Contribution” set forth on Exhibit B attached hereto for the aggregate purchase price that corresponds to such Third Tranche Capital Contribution amount set forth on Exhibit B attached hereto.

(d)          Fourth Additional Investors Tranche Financing.

(i)          Subject to the terms and conditions hereof and the terms and conditions of the Operating Agreement, including Section 3.6.5.3 thereof, upon the satisfaction (or waiver by the Investor) of all of the conditions set forth in Section 3.6.5.3 of the Operating Agreement, the Company hereby agrees to issue and sell to the Investor, and the Investor hereby subscribes for and agrees to purchase the amount of Preferred Interests convertible into the amount of the Fully Diluted Company Interests set forth opposite the heading “Fourth Tranche Capital Contribution” set forth on Exhibit B attached hereto for the aggregate purchase price that corresponds to such Fourth Tranche Capital Contribution amount set forth on Exhibit B attached hereto.

(e)          Closing of Purchase and Sale.

(i)           The purchase and sale of the First Tranche (the “Initial Closing”) shall take place at the offices of the Company, as soon as practicable after satisfaction of the terms and conditions of this Agreement relating to the Initial Closing; provided, however, that if such day is a Saturday, Sunday or legal holiday (in the State of Delaware or in Rome, Italy), the Initial Closing shall take place on the following Business Day (such date, the “Initial Closing Date”). At the Initial Closing, (1) the Company shall deliver to the Investor the various certificates, instruments and documents referred to in Section 3 below, (2) the Investor shall deliver to the Company the various certificates, instruments and documents referred to in Section 4 below, (3) the Company shall issue to the Investor the applicable Preferred Interests being purchased by the Investor by appropriate notation in the Member Register, and (4) the Investor shall deliver to the Company, by wire transfer of immediately available funds to an account identified by the Company and communicated in writing to the Investor at least 15 (fifteen) days prior to the Initial Closing, the Initial Purchase Price. Notwithstanding the foregoing, if the purchase and sale of the First Tranche takes place at more than one closing, then the Company and the Investor shall only be required to deliver the deliverables set forth in foregoing clauses (1) and (2) at the first such closing.

2.

(ii)         The purchase and sale of the Investor's portion of the Second Additional Investors Financing Interest, the Third Additional Investors Financing Interest, and the Fourth Additional Investors Financing Interest (each such purchase and sale, a “Subsequent Closing”, and the date of any such Subsequent Closing, a “Subsequent Closing Date”) shall take place at the offices of the Company in accordance with the terms and conditions herein and the Operating Agreement. At any Subsequent Closing, (1) the Company shall deliver to the Investor the various certificates, instruments and documents referred to in Section 5 below, (2) the Investor shall deliver to the Company the various certificates, instruments and documents referred to in Section 6 below, (3) the Company shall issue to the Investor the applicable Preferred Interests being purchased by the Investor in such Subsequent Closing by appropriate notation in the Member Register, and (4) the Investor shall deliver to the Company, by wire transfer of immediately available funds to an account identified by the Company and communicated in writing to the Investor at least 15 (fifteen) days prior to the Initial Closing, the applicable purchase price for such Subsequent Closing. Notwithstanding the foregoing, if the purchase and sale of the Second Additional Investors Financing Interest takes place at more than one closing, then the Company and the Investor shall only be required to deliver the deliverables set forth in foregoing clauses (1) and (2) at the first such closing for such Additional Investors Financing.

2.          Operating Agreement. Concurrent with the Initial Closing, (i) the Company shall include a schedule to the Operating Agreement which reflects the admission of the Investor as a member of the Company and issuance of Preferred Interests issuable at the Initial Closing to the Investor, and (ii) the Investor shall execute a counterparty to the Operating Agreement in accordance with the terms and conditions thereof. The Parties agree and acknowledge that the Operating Agreement that will be executed at the Initial Closing by the Investor and the other parties shall have the form set forth in Exhibit A, provided that any change, amendment and/or modification to the text of the Operating Agreement attached herewith under Exhibit A, occurring, due and/or necessary for whatever reason prior to Initial Closing, other than the filling in of dates, changes to entity names to reflect assignment of subscription rights to subsidiaries and similar clerical matters, shall be immediately communicated to the Investor and shall be approved in writing by the Investor, which approval shall not unreasonably be withheld, denied or delayed.

3.          Conditions to the Investor’s Obligations at Initial Closing. The obligations of the Investor under this Agreement to be performed at the Initial Closing are subject to the fulfillment on or before the Initial Closing of each of the following conditions by the Company (unless waived by the Investor in writing):

(a)          Representations and Warranties. The representations and warranties by the Company contained in Section 8 of this Agreement that are qualified by reference to “material”, “materially”, “material adverse effect” or “Material Adverse Change” shall be true and correct in all respects when made and on and as of the Initial Closing (with the same effect as though such representations and warranties had been made on and as of the date of such Initial Closing), and all other representations and warranties by the Company contained in Section 8 of this Agreement shall be true and correct in all material respects when made and on and as of the Initial Closing (with the same effect as though such representations and warranties had been made on and as of the date of such Initial Closing), except for such representations and warranties which are made as of a certain date, which shall be true and correct in all respects or in all material respects, as applicable, as of such date.

3.

(b)          Performance. The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement and the Operating Agreement that are required to be performed or complied with by it on or before the Initial Closing.

(c)          Compliance Certificate. An officer of the Company shall deliver to the Investor at the Initial Closing a certificate signed by him on behalf of the Company stating that the conditions specified in Sections 3(a), 3(b) and 3(d) hereof have been fulfilled and stating that on the Initial Closing Date, to the Company’s knowledge, there exists no event, circumstance, condition, fact, effect or other matter, or series of events, circumstances, conditions, facts, effects or matters, individually or in the aggregate, that has had or would be reasonably expected to have a Material Adverse Change.

(d)          Consents and Waivers. The Company shall have obtained all consents or waivers necessary to execute and perform its obligations under this Agreement and the Operating Agreement and to carry out the transactions contemplated hereby and thereby. All corporate and other action, including any amendments to the Operating Agreement, and any governmental filings necessary to effectuate the terms of this Agreement, the Operating Agreement and other agreements and instruments executed and delivered by the Company in connection herewith shall have been made or taken.

4.          Conditions to Company’s Obligations at Initial Closing. The obligations of the Company to the Investor under this Agreement to be performed at the Initial Closing are subject to the fulfillment on or before the Initial Closing of each of the following conditions by the Investor (unless waived by the Company in writing):

(a)          Representations and Warranties of the Investor. The representations and warranties by the Investor contained in Section 7 of this Agreement that are qualified by reference to “material”, “materially”, “material adverse effect” or “Material Adverse Change” shall be true and correct in all respects when made and on and as of the Initial Closing (with the same effect as though such representations and warranties had been made on and as of the Initial Closing) and all other representations and warranties by the Investor shall be true and correct in all material respects when made and on and as of the Initial Closing (with the same effect as though such representations and warranties had been made on and as of the date of the Initial Closing), except for such representations and warranties which are made as of a certain date, which shall be true and correct in all respects or in all material respects, as applicable, as of such date.

(b)          Compliance Certificate from the Investor. The Company shall have received a certificate of the Investor signed by an authorized officer of the Investor to the effect that the conditions in Sections 4(a) and 4(c) have been satisfied.

(c)          Consents and Waivers. The Investor shall have obtained all consents or waivers necessary to execute and perform its obligations under this Agreement and the Operating Agreement and to carry out the transactions contemplated hereby and thereby. All corporate and other action, including any amendments to the Operating Agreement, and any governmental filings necessary to effectuate the terms of this Agreement, the Operating Agreement and other agreements and instruments executed and delivered by the Investor in connection herewith shall have been made or taken.

4.

(d)          Purchase Price. The Investor shall have funded to the Company the Initial Purchase Price.

5.          Conditions to the Investor’s Obligations at any Subsequent Closing. The obligations of the Investor under this Agreement to be performed at any Subsequent Closing are subject to the fulfillment on or before such Subsequent Closing of each of the following conditions by the Company (unless waived by the Investor in writing):

(a)          Representations and Warranties of the Company. The representations and warranties by the Company contained in Section 8 of this Agreement that are qualified by reference to “material”, “materially”, “material adverse effect” or “Material Adverse Change” shall be true and correct in all respects as of such Subsequent Closing Date, as if made on and as of such Subsequent Closing Date, and all other representations and warranties by the Company contained in Section 8 of this Agreement shall be true and correct in all material respects as of such Subsequent Closing Date, as if made on such Subsequent Closing Date, except for such representations and warranties which are made as of a certain date, which shall be true and correct in all respects or in all material respects, as applicable, as of such date.

(b)          Performance. The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement, and the Operating Agreement that are required to be performed or complied with by it on or before such Subsequent Closing.

(c)          Compliance Certificate. The Investor shall have received a certificate of the Company signed by an authorized officer of the Company to the effect that the conditions in Sections 5(a), 5(b) and 5(d) have been satisfied.

(d)          Consents and Waivers. The Company shall have obtained all consents or waivers necessary to execute and perform its obligations under this Agreement and the Operating Agreement and to carry out such Subsequent Closing. All corporate and other action, including any amendments to the bylaws of the Company, and any governmental filings necessary to effectuate the terms of this Agreement, the Operating Agreement and other agreements and instruments executed and delivered by the Company in connection herewith shall have been made or taken.

(e)          Operating Agreement Conditions. All of the conditions applicable to such Subsequent Closing set forth in the Operating Agreement, including the conditions set forth in Section 3.6.5 therein, have been satisfied.

5.

6.          Conditions to Company’s Obligations at any Subsequent Closing. The obligations of the Company to the Investor under this Agreement to be performed at any Subsequent Closing are subject to the fulfillment on or before such Subsequent Closing of each of the following conditions by the Investor (unless waived by the Company in writing):

(a)          Representations and Warranties of the Investor. The representations and warranties by the Investor contained in Section 7 of this Agreement that are qualified by reference to “material”, “materially”, “material adverse effect” or “Material Adverse Change” shall be true and correct in all respects as of such Subsequent Closing Date, as if made on and as of such Subsequent Closing Date, and all other representations and warranties by the Investor shall be true and correct in all material respects as of such Subsequent Closing Date, as if made on such Subsequent Closing Date, except for such representations and warranties which are made as of a certain date, which shall be true and correct in all respects or in all material respects, as applicable, as of such date.

(b)          Compliance Certificate from the Investor. The Company shall have received a certificate of the Investor signed by an authorized officer of the Investor to the effect that the conditions in Sections 6(a) and 6(c) have been satisfied.

(c)          Consents and Waivers. The Investor shall have obtained all consents or waivers necessary to execute and perform its obligations under this Agreement and the Operating Agreement and to carry out such Subsequent Closing. All corporate and other action, including any amendments to the Operating Agreement, and any governmental filings necessary to effectuate the terms of this Agreement, the Operating Agreement and other agreements and instruments executed and delivered by the Investor in connection herewith shall have been made or taken.

(d)          Purchase Price. The Investor shall have funded to the Company the applicable purchase price for such Subsequent Closing.

7.          The Investor’s Representations. In connection with the Investor’s purchase of the Preferred Interests, the Investor makes the following representations and warranties on which the Company is entitled to rely.

(a)          The Investor is a Person duly organized, validly existing and in good standing under the laws of the Italian Republic and has all requisite power and authority to carry on its business as now conducted, to own and use the properties owned and used by it and to enter into this Agreement and the Operating Agreement. All action (corporate or other) on the part of the Investor for the authorization of the execution and delivery of this Agreement and the Operating Agreement and the performance of all obligations of the Investor hereunder, has been taken as of the date hereof, and thereunder, shall be taken as of the date thereof, and each such agreement constitutes, or shall constitute, its valid and legally binding obligation, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights and the general equity principles.

6.

(b)          The Investor has received, read and understands the Operating Agreement and this Agreement. For purposes of the preceding sentence, the Operating Agreement shall mean the Operating Agreement in the form attached herewith under Exhibit A, and for the Subsequent Closings the most recent version of such document that was made available to the Investor through the time immediately prior to such Subsequent Closing.

(c)          No representations or warranties have been made to the Investor by the Company, or any agent of said persons, other than as set forth in the Operating Agreement and this Agreement.

(d)          The Investor is acquiring the Preferred Interests solely for the Investor’s own account and not directly or indirectly for the account of any other person whatsoever for investment and not with a view to, or for sale in connection with, any distribution of the Preferred Interests. The Investor does not have any contract, undertaking or arrangement with any person to sell, transfer or grant a participation to any person with respect to the Preferred Interests.

(e)          The Investor is an “accredited investor” within the meaning of SEC Rule 501 of Regulation D under the Securities Act, as presently in effect.

(f)          No suit, action, claim, investigation or other proceeding is pending or, to the Investor’s knowledge, is threatened against the Investor or its Affiliates which questions the validity of the Operating Agreement or this Agreement or any action taken or to be taken pursuant to the Operating Agreement or this Agreement. For the purpose of this Agreement, “knowledge” means, with respect to the Investor, the actual knowledge of those individuals set forth on Schedule 7(f) hereto after due inquiry.

(g)          All action on the part of the Investor, its officers, directors and members necessary for the authorization of the execution and delivery of this Agreement and the Operating Agreement and the performance of all obligations of the Investor hereunder and thereunder has been taken as of the date hereof. The Operating Agreement and this Agreement create valid and binding obligations of the Investor and are enforceable against the Investor in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

8.          Company’s Representations. The Company makes the following representations and warranties on which the Investor is entitled to rely:

(a)          The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to carry on its business as now conducted and in which it proposes to engage in and to own and use the properties owned and used by it. The Company has made available to the Investor a complete and correct copy of its certificate of formation and the Original Operating Agreement, each as amended to date (the “Company Organizational Documents”).

7.

(b)          Capitalization and Voting Rights.

(i)          Immediately prior to the Initial Closing, the Fully Diluted Company Interests consist of (i) 81.3% issued and outstanding Common Interests, all of which are held by Iridium and (ii) 18.7% issued and outstanding Preferred Interests, all of which are held by NAV CANADA US Subsidiary.

(ii)         At the Initial Closing and after giving effect to the transactions contemplated herein occurring on or prior to the Initial Closing Date, the Fully Diluted Company Interests will consist of (i) 75.19% issued and outstanding Common Interests, all of which are held by Iridium and (ii) 24.81% issued and outstanding Preferred Interests, which are held by the Investor, NAV CANADA US Subsidiary, IAA and Naviair in the following percentages:

The Investor – 3.84%

NAV CANADA US Subsidiary – 17.29%

IAA – 1.84%

Naviair – 1.84%

(iii)        The Company does not own, directly or indirectly, any equity, membership interest, partnership interest, joint venture interest, or other equity or voting interests in, or any interest convertible into, exercisable or exchangeable for any of the foregoing, any Person.

Except as set forth in clause (ii) above, at the Initial Closing or the last Subsequent Closing contemplated herein, as applicable, there are or will be no other Interests or securities (including interest appreciation, “phantom interest”, interest participation or similar rights) of, or in respect of, the Company of any class issued, reserved for issuance or outstanding. Except as set forth on Schedule 8(b) hereto, at the Initial Closing or the last Subsequent Closing, as applicable, there are or will be no outstanding options, warrants, rights (including exchange, conversion, subscription, purchase or preemptive rights), agreements or obligations for the purchase or acquisition from the Company of any Interests or that could require the Company to issue, sell or otherwise cause to become outstanding, purchase or dispose of any Interests (other than pursuant to this Agreement, the Subscription Agreements between the Company and each of NAV CANADA US Subsidiary, IAA and Naviair, and the Operating Agreement). At the Initial Closing or the last Subsequent Closing, as applicable, neither the Company nor, to the Company’s knowledge, any of its members or directors, is or will be a party or subject to any agreement, commitment or understanding (including any voting trusts or proxies), which affects or relates to the voting or giving of written consents with respect to any Interest or security of the Company or by a Director of the Company (other than the Operating Agreement).

(c)          The execution, delivery and performance of the Operating Agreement and this Agreement, the consummation of all of the transactions contemplated hereby and thereby do not and will not conflict with or result in any violation of or default under any provision of any other agreement or instrument to which the Company is a party or any license, permit, franchise, judgment, order, writ or decree, or any law, statute, rule or regulation, applicable to the Company.

8.

(d)          Except as set forth on Schedule 8(d)(i) hereto, no suit, action, claim, investigation or other proceeding is pending or, to the Company’s knowledge is threatened against the Company or its Affiliates which either (x) questions the validity of the Operating Agreement or this Agreement or any action taken or to be taken pursuant to the Operating Agreement or this Agreement; or (y) could reasonably be expected to have a material adverse effect on the Company, its business, operations, assets, properties, conditions (financial or otherwise) or investments. For the purpose of this Agreement, “knowledge” means, with respect to the Company, the actual knowledge of those individuals set forth on Schedule 8(d)(ii) hereto after due inquiry.

(e)          The Preferred Interests being purchased from the Company by the Investor hereunder, when sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly authorized, issued, fully paid and nonassessable, will conform to the description of Preferred Interests contained in the Company’s Operating Agreement, will have been issued, sold and delivered in compliance with all applicable federal and state laws concerning the issuance and sale of securities and will be free and clear of (i) restrictions on transfer, other than restrictions on transfer under this Agreement and the Operating Agreement, and under applicable regional, supranational, federal, state, provincial, foreign or local law, statute, rule, regulation, order, ordinance, judgment, code or decree (each a “Law” and, collectively, “Laws”), and (ii) Taxes, liens, warrants, purchase rights, contracts, commitments, equities, demands and claims whatsoever. For the purpose of this Agreement, “Tax” means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Internal Revenue Code of 1986, as amended), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, production personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto and any interest, penalties and additions in respect of such interest, penalties and additions, whether disputed or not.

(f)          All action on the part of the Company, its officers, directors and members necessary for the authorization of the execution and delivery of this Agreement and the Operating Agreement and the performance of all obligations of the Company hereunder and thereunder (including the authorization and issuance of the Preferred Interests being sold hereunder) has been taken as of the date hereof. The Operating Agreement and this Agreement create valid and binding obligations of the Company and are enforceable against the Company in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

9.

(g)          The Company has delivered to the Investor a pro forma balance sheet of the Company as of October 31, 2013 in the form attached hereto as Exhibit C (the “Balance Sheet”). The Balance Sheet has been prepared from and is in accordance with the Company’s books and records and fairly presents in all material respects the assets and liabilities of the Company as of the date thereof. Except as set forth in the Balance Sheet or as set forth on Schedule 8(g), as of the Initial Closing Date, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to October 31, 2013 and (ii) liabilities that, individually and in the aggregate, are not material to the financial condition or operating results of the Company.

(h)          Assuming the representations and warranties of the Investor in this Agreement are true and accurate, the offer, sale and issuance of the Preferred Interests as contemplated by this Agreement are exempt from the registration requirements of the Securities Act, and the qualification or registration requirements of applicable blue sky laws. Neither the Company nor any authorized agent acting on its behalf has offered or will offer or sell any securities, or has taken or will take any other action (including any offering of any securities of the Company under circumstances that would require under the Securities Act the integration of such offering with the offering and sale of the Preferred Interests being acquired hereunder), that would cause the loss of such exemptions.

(i)          The Company is not in violation of any provision of the Company Organizational Documents. No third party (including Governmental Authority) notices, consents or waivers are required to be obtained or made in connection with (i) the execution, delivery and performance of this Agreement or the Operating Agreement which has not been obtained or (ii) the consummation of the transactions contemplated by this Agreement or the Operating Agreement.

(j)          The Company is in compliance in all material respects with all applicable Laws. The Company has not received any notice of, and to the Company’s knowledge, no investigation or review is in process or threatened by any Governmental Authority with respect to, any violation or alleged violation of any applicable Law. For the purpose of this Agreement, “Governmental Authority” means any supranational, national, state, provincial, local, foreign or other political subdivision thereof or entity, department, agency or instrumentality exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to the government.

10.

(k)          The Company is in compliance in all material respects with all Company Contracts. Each material Company Contract is a legal, valid and binding agreement, assuming the due authorization, execution and delivery thereof by the third-party counter-parties thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium and other Laws of general application affecting enforcement of creditors’ rights and to general equity principles, and each is in full force and effect on identical terms following the consummation of the transactions contemplated hereby. To the Company’s knowledge, no party to any material Company Contract other than the Company is in breach or default, and no event has occurred which with notice or lapse of time or both would constitute a breach or default or permit termination, modification or acceleration under any material Company Contract. The Company has performed all of its obligations required to be performed by it to date under each material Company Contract and the Company is not in breach or default, and no event has occurred which with notice or lapse of time or both would constitute a breach or default or permit termination, modification or acceleration under any material Company Contract. Other than those set forth on Schedule 8(k) hereto or as approved by the Company’s Board of Directors after the Initial Closing Date, none of the material Company Contracts was entered into outside the ordinary course of business. For the purpose of this Agreement, “Company Contract” means any agreement, contract, lease, permit, consent, settlement, option, license, authorization, instrument or other arrangement (including any employee incentive plan or grant or award thereunder) (each, a “Contract”) which the Company is a party to or bound by or to which any of its assets is subject.

(l)          Other than the Data Service Agreement, the Hosting Agreement, the Administrative Services Agreement, the Airtime Credits Agreement, the NAV CANADA Data Services Agreement, the Additional Investors Data Services Agreements and the HPOC Agreement, each as amended to date, (i) no Affiliate, shareholder, employee, officer or director of the Company or member of his or her immediate family (such Persons, collectively, “Related Parties”) is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any Related Party, in both cases, in an aggregate amount, together with any and all interest due thereunder, per any such Person greater than $10,000, except for accrued vacation pay, expense reimbursement and other accrued benefits under applicable employee benefit plans and policies of the Company in the ordinary course of business; (ii) to the Company’s knowledge, none of the Related Parties (other than any Affiliates) has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, members, officers or directors of the Company and members of their immediate families may own stock in publicly traded companies; and (iii) other than Contracts related to employment with or services to the Company set forth on Schedule 8(l) hereto or as approved by the Company’s Board of Directors after the Initial Closing Date, no Related Party is directly or indirectly interested in any material Company Contract or transaction or series of transactions with the Company in which the aggregate amount involved exceeds $10,000 (such Contracts and transactions, collectively, “Related Party Transactions”). All Related Party Transactions have been recorded in the books and records of the Company in accordance with applicable Law and applicable accounting standards and true, correct and complete copies of all agreements and documents relating to such Related Party Transactions and the Data Service Agreement, the Hosting Agreement and the Administrative Services Agreement have been provided to the Investor. For the purpose of this Agreement, (i) the “Data Service Agreement” means that certain Data Transmission Services Agreement No. IS-12-034 between the Company and Iridium, dated as of November 19, 2012; (ii) the “Hosting Agreement” means that certain Hosting Cost Reimbursement Agreement No. IS-12-033 between the Company and Iridium, dated as of November 19, 2012; (iii) the “Administrative Services Agreement” means that certain Amended and Restated Administrative Services Agreement between the Company and Iridium, dated as of November 19, 2012, (iv) the “Airtime Credits Agreement” means that certain Airtime Credits Agreement between the Company and Iridium dated as of October 17, 2012, (v) the “NAV CANADA Data Services Agreement” means that certain Services Agreement No. AIR-13-003 between the Company and NAV CANADA dated as of April 24, 2013, (vi) the “Additional Investors Data Services Agreements” means Services Agreements between the Company and each of Enav, IAA and Naviair on substantially the same terms as the NAV CANADA Data Services Agreement executed on or before the Second A&R Effective Date, and (vii) the “HPOC Agreement” means that certain Services Agreement No. AIR-13-007 between the Company and Iridium dated as of October 28, 2013 and Statement of Work No. 1 thereto for the Hosted Payload Operations Center.

11.

(m)          The Company has delivered to the Investor a true, complete and correct copy of the Budget. The Budget has been prepared in good faith and based on the reasonable judgment of the Company. To the knowledge of the Company, no fact, occurrence or effect has occurred that would result in any material change to the Budget.

(n)          The Company is and always has been a limited liability company treated as a disregarded entity for tax purposes. The Company has timely filed all tax returns (federal, state and local) required to be filed by it, and all such returns are true, correct and complete. All taxes, if any, shown to be due and payable on such returns, any assessments imposed, and all other taxes due and payable by the Company with regard to periods through the Initial Closing, if any, whether or not shown on any return, have been paid or have been adequately provided for and will be paid prior to the time they become delinquent. There are no material liens on any assets of the Company with respect to taxes. The Company has not been advised (a) that any of its returns, federal, state or other, have been or are being audited as of the date hereof, or (b) of any deficiency in assessment or proposed judgment to its federal, state or other taxes. There are no tax liabilities to be imposed upon the Company’s properties or assets as of the date of this Agreement that are not adequately provided for. The Company has no outstanding or pending agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection or reassessment of, Taxes due from the Company. The Company has not executed or entered into a closing agreement under Section 7121 of the Internal Revenue Code or any similar provision of state, local or foreign Tax law, nor is the Company subject to any private letter ruling of the IRS or comparable ruling of any other taxing authority. The Company is not a party to any contract relating to the sharing, allocation or indemnification of taxes and does not have any liability for taxes of any person under Treasury Regulations or any similar state, local of foreign tax law, as a transferee or successor or otherwise. The Company will not be required to include in a taxable period ending after the Initial Closing taxable income attributable to income that accrued in a taxable period prior to the Initial Closing but was not recognized for tax purposes in such prior taxable period.

(o)          Except as set forth in Schedule 8(o) hereto, the Company does not have any liability, obligation or arrangement to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement or the Operating Agreement.

12.

(p)          The Company satisfies all requirements set forth in the Iridium Credit Agreement to be an Excluded Company (i.e., it is not required to become an Obligor under the Iridium Credit Agreement).

9.          Indemnification.

(a)          The Company shall indemnify, defend and hold harmless the Investor and its Affiliates and their respective officers, directors, agents, employees, partners, members, controlling persons and Affiliates (each, an “Investor Indemnified Party” and collectively, the “Investor Indemnified Parties”) to the fullest extent permitted by law from and against any and all losses, Claims, or written threats thereof (including, without limitation, any Claim by a third party), damages, diminution in value, expenses (including reasonable fees, disbursements and other charges of counsel) or other liabilities (collectively, “Losses”) resulting from or arising out of (a) any breach of any representation or warranty of the Company in this Agreement and (b) any breach of any covenant or agreement of the Company in this Agreement or the Operating Agreement. Notwithstanding the foregoing, the Losses shall not include costs, fees and expenses incurred by any Investor Indemnified Party connection with: (i) any violations of law or governmental regulations by such Investor Indemnified Party, (ii) any acts of willful misconduct or gross negligence by such Investor Indemnified Party, (iii) any material breach of this Agreement by such Investor Indemnified Party, or (iv) any actions against such Investor Indemnified Party by creditors of such Investor Indemnified Party or shareholders or creditors of such Investor Indemnified Party’s parent companies. The amount of any payment to any Investor Indemnified Party herewith in respect of any Loss shall be of sufficient amount to make such Indemnified Party whole for any diminution in value of the Interests held by the Investor or its Affiliates caused by such Loss.

(b)          The Investor shall indemnify, defend and hold harmless the Company and its Affiliates and their respective officers, directors, agents, employees, partners, members, controlling persons and Affiliates (each, a “Company Indemnified Party” and collectively, the “Company Indemnified Parties”) to the fullest extent permitted by law from and against any and all Losses resulting from or arising out of (a) any breach of any representation or warranty of the Investor in this Agreement and (b) any breach of any covenant or agreement of the Investor in this Agreement or the Operating Agreement. Notwithstanding the foregoing, the Losses shall not include costs, fees and expenses incurred by any Company Indemnified Party connection with: (i) any violations of law or governmental regulations by such Company Indemnified Party, (ii) any acts of willful misconduct or gross negligence by such Company Indemnified Party, (iii) any material breach of this Agreement by such Company Indemnified Party, or (iv) any actions against such Investor Indemnified Party by creditors of such Company Indemnified Party or shareholders or creditors of such Company Indemnified Party’s parent companies. The amount of any payment to any Company Indemnified Party herewith in respect of any Loss shall be of sufficient amount to make such Company Indemnified Party whole for any diminution in value of the Interests held by the Members of the Company or their respective Affiliates caused by such Loss.

13.

(c)          For the purpose of this Agreement, “Claim” means any action, suit, claim, hearing, inquiry, audit, complaint, demand, litigation, arbitration or legal, civil, criminal, administrative or arbitral action, proceeding or investigation.

(d)          Promptly after an Investor Indemnified Party or Company Indemnified Party (each in such capacity, an “Indemnified Party”) receives notice or becomes aware pertaining to any Claim for which the Company or the Investor (each in such capacity, an “Indemnifying Party”) may be responsible under this Section 9, the Indemnified Party shall give written notice to the Indemnifying Party of such claim in reasonable detail; provided that the failure of the Indemnified Party to give such notice shall not affect such Indemnified Party’s rights under this Section 9 except to the extent the Indemnifying Party is actually and materially prejudiced by such failure to give such notice. The Indemnifying Party shall have the right to assume and conduct the defense of any Claim filed or instituted by any third party against the Indemnified Party (each, a “Third Party Claim”); provided that such Third Party Claim does not (i) relate to or arise in connection with any criminal proceeding or allegation or (ii) seeks any remedy other than payment of monetary damages; provided further that if the Indemnifying Party assumes the defense of such Third Party Claim, the Indemnified Party shall have the right to participate in the defense thereof at its own cost.

(e)          No Indemnified Party shall be entitled to recover any Losses pursuant to this Section 9 in excess of the sum of the Investor's funded portion of the First Additional Investors Tranche Financing Amount and the Second Additional Investors Tranche Financing Amount. Except for any pending Claims that remain unresolved, no Indemnified Party shall be entitled to any indemnification under this Section 9 after the six-month anniversary of the earlier of (i) the closing of the Second Additional Investors Tranche Financing, and (ii) the Second Additional Investors Tranche Financing Final Tranche Date (as may be extended by mutual agreement of the Investor and the Company).

10.         Assignment. The Investor shall at any time prior to the Initial Closing be entitled to transfer and assign any and all rights and obligations under this Agreement to a fully owned subsidiary, provided that the Investor shall remain liable for the fulfillment by such subsidiary of all obligations the Investor would otherwise have under this Agreement; provided, further that such transferee or assignee shall be bound by the terms of this Agreement as if it were the Investor party hereto, perform all obligations of the Investor hereunder and make the representations provided under Section 7 hereto.

11.         Survival of Agreements, Representations and Warranties. All agreements, representations and warranties contained herein or made in writing by or on behalf of the Investor and the Company in connection with the transactions contemplated by this Agreement shall survive the execution of this Agreement and the Operating Agreement, any investigation at any time made by the Investor, the Company or on behalf of any of them and the sale and purchase of the Interests and payment therefor.

14.

12.         Legends. The Investor consents to the placement of the legend contained on the signature page of the Operating Agreement and any other legend required or advisable, as determined by Company Counsel, by applicable law.

13.         Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original but all of which together shall constitute one (1) and the same instrument.

14.         Amendments. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only with the written consent of the Investor and the Company.

15.         Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

16.         Jury Trial Waiver. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 16.

17.         Venue. Subject to Section 18, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of (A) the United States Courts located in the State of Delaware in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement to the extent such court would have subject matter jurisdiction with respect to such dispute and (B) the courts located in the State of Delaware; (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court; (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than such courts; (iv) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to a party at its address set forth in Section 13.2 of the Operating Agreement or at such other address of which a party shall have been notified pursuant thereto; and (v) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law.

15.

18.         Dispute Resolution.

(a)          The parties shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiation between executives who have authority to settle the controversy and who are at a higher level of management than the persons with direct responsibility for administration of this Agreement. Any party may give the other party written notice of any dispute not resolved in the normal course of business. Within 15 days after delivery of the notice, the receiving party shall submit to the other a written response. The notice and response shall include with reasonable particularity (a) a statement of each party’s position and a summary of arguments supporting that position, and (b) the name and title of the executive who will represent that party and of any other person who will accompany the executive. Within 30 days after delivery of the notice, the executives of both parties shall meet at a mutually acceptable time and place.

(b)          Unless otherwise agreed in writing by the negotiating parties, the above-described negotiation shall end at the close of the first meeting of executives described above (“First Meeting”). Such closure shall not preclude continuing or later negotiations, if desired.

(c)          All offers, promises, conduct and statements, whether oral or written, made in the course of the negotiation by any of the parties, their agents, employees, experts and attorneys are confidential, privileged and inadmissible for any purpose, including impeachment, in arbitration or other proceeding involving the parties, provided that evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use in the negotiation.

(d)          At no time prior to the First Meeting shall either side initiate any litigation related to this Agreement except to pursue a provisional remedy that is authorized by law or by agreement of the parties. However, this limitation is inapplicable to a party if the other party refuses to comply with the requirements of Paragraph 18(a) above.

(e)          All applicable statutes of limitation and defenses based upon the passage of time shall be tolled while the procedures specified in Paragraphs 18(a) and (b) above are pending and for 15 calendar days thereafter. The parties will take such action, if any, required to effectuate such tolling.

(f)          If the parties do not reach a resolution to the dispute within a period of thirty (30) days from the date of the First Meeting, then either party may pursue its remedies in accordance with applicable law.

[Remainder of Page Intentionally Left Blank; Signature Page to Follow]

16.

In Witness Whereof, the parties hereto have executed This Subscription Agreement as of the date first above written.

Aireon LLC

By:	/s/ Donald L. Thoma
Name: Donald L. Thoma
Title: Chief Executive Officer

Enav S.p.A.

By:	/s/ Massimo Garbini
Name: Massimo Garbini
Title: Sole Administrator

Signature Page to Subscription Agreement

Exhibit A

Second Amended and Restated Limited Liability Company Agreement

Exhibit B

Tranche	Capital Contribution	Preferred Interests
First Tranche Capital Contribution	$25,510,204	3.84%
Second Tranche Capital Contribution	$12,755,102	1.57%
Third Tranche Capital Contribution	$16,836,734	3.22%
Fourth Tranche Capital Contribution	$6,122,448	1.44%

Exhibit B-1

For ease of reference, the following table sets forth the applicable post-redemption target percentages for each tranche as defined in the Operating Agreement (in the event of any conflict between the Operating Agreement and this table, the Operating Agreement shall control):

First Additional Investors Tranche Post-Redemption Enav Target Interest	5.21%
Second Additional Investors Tranche Post-Redemption Enav Target Interest	2.60%
Third Additional Investors Tranche Post-Redemption Enav Target Interest	3.44%
Fourth Additional Investors Tranche Post-Redemption Enav Target Interest	1.25%
Total	12.5%

Exhibit C

Pro Forma Balance Sheet as of October 31, 2013

Schedule 7(f) - The Investor’s Knowledge

Schedule 8(b) - Capitalization and Voting Rights

Schedule 8(d)(i) - Litigation

Schedule 8(d)(ii) - The Company’s Knowledge

Schedule 8(g) - Liabilities

Schedule 8(k) - Material Company Contracts

Schedule 8(l) - Related Party Transactions

Schedule 8(o) - Brokers